Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13203, 333-61705, 333-71814, 333-92973, and 333-98633 and Form S-2 Nos. 333-117628 and 333-124488) of Unify Corporation of our report dated June 3, 2004, with respect to the 2003 and 2004 consolidated financial statements and 2003 and 2004 schedule of Unify Corporation included in the Annual Report (Form 10-K) for the year ended April 30, 2005.

/s/ ERNST & YOUNG LLP
Sacramento, California
July 26, 2005